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EXHIBIT 10.12












                      JOINT VENTURE OPERATING AGREEMENT OF

                                 DAL ITALIA LLC


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                                TABLE OF CONTENTS

                                                                                                           Page No.
                                    ARTICLE 1
                                   DEFINITIONS
Section  1.1      Definitions.....................................................................................1

                                    ARTICLE 2
                      ORGANIZATIONAL MATTERS; PURPOSE; TERM
Section  2.1      Formation of Company............................................................................4
Section  2.2      Name............................................................................................4
Section  2.3      Registered Office; Registered Agent; Principal Office...........................................4
Section  2.4      Foreign Qualification...........................................................................4
Section  2.5      Purpose and Scope...............................................................................4
Section  2.6      Term............................................................................................4
Section  2.7      No State Law Partnership........................................................................4
Section  2.8      Representations, Warranties and Covenants of Ceramica Member....................................4
Section  2.9      Representations, Warranties and Covenants of Dal-Tile Member....................................5

                                    ARTICLE 3
                      MEMBERSHIP; DISPOSITIONS OF INTERESTS
Section  3.1      Members.........................................................................................5
Section  3.2      Restriction on Membership Interest Transfer.....................................................5
Section  3.3      Creation of Additional Membership Interests.....................................................6
Section  3.4      Resignation.....................................................................................6
Section  3.5      Information.....................................................................................6
Section  3.6      Liability to Third Parties......................................................................6

                                    ARTICLE 4
                              MANAGEMENT OF COMPANY
Section  4.1      Management......................................................................................6
Section  4.2      Board of Directors..............................................................................8
Section  4.3      Meetings........................................................................................8
Section  4.4      Authority of Board of Directors.................................................................8
Section  4.5      Business Plans; Operating Budgets...............................................................8
Section  4.6      Meetings of Members.............................................................................8
Section  4.7      Officers........................................................................................9
Section  4.8      Compensation....................................................................................9
Section  4.9      Production Committee............................................................................9
Section  4.10     Transactions with Affiliates....................................................................9
Section  4.11     Indemnification; Reimbursement of Expenses; Insurance...........................................9


                                        i
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Section  4.12     Conflicts of Interest..........................................................................10
Section  4.13     Selling and Operations.........................................................................10
Section  4.14     Brands.........................................................................................10
Section  4.15     Intellectual Property..........................................................................10

                                    ARTICLE 5
                        FINANCIAL AFFAIRS AND ACCOUNTING
Section  5.1      Records and Accounting.........................................................................11
Section  5.2      Accounting Period..............................................................................11
Section  5.3      Financial Statements and Audits................................................................11
Section  5.4      Accounting Principles..........................................................................11

                                    ARTICLE 6
                              CAPITAL CONTRIBUTIONS
Section  6.1      Initial Capital Contributions..................................................................11
Section  6.2      Additional Capital Contributions...............................................................12
Section  6.3      Return of Contributions........................................................................13

                                    ARTICLE 7
                                  DISTRIBUTIONS
Section  7.1      Distributions in General.......................................................................13
Section  7.2      Tax Distributions..............................................................................13

                                    ARTICLE 8
                 CAPITAL ACCOUNTS, ALLOCATIONS, AND TAX MATTERS
Section  8.1      Definitions....................................................................................14
Section  8.2      Capital Accounts...............................................................................15
Section  8.3      Adjustment of Gross Asset Value................................................................16
Section  8.4      Profits, Losses and Distributive Shares of Tax Items...........................................17
Section  8.5      Tax Returns....................................................................................19
Section  8.6      Tax Elections..................................................................................19
Section  8.7      Tax Matters Member.............................................................................20
Section  8.8      Allocations on Transfer of Interests...........................................................20

                                    ARTICLE 9
              WITHDRAWAL, DISSOLUTION, LIQUIDATION, AND TERMINATION
Section  9.1      Dissolution, Liquidation, and Termination Generally............................................20
Section  9.2      Liquidation and Termination....................................................................21
Section  9.3      Deficit Capital Accounts.......................................................................22
Section  9.4      Cancellation of Certificate....................................................................22

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS
Section  10.1     Notices........................................................................................22
Section  10.2     Governing Law..................................................................................22
Section  10.3     Entireties; Amendments.........................................................................23

                                        ii
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Section  10.4     Waiver.........................................................................................23
Section  10.5     Severability...................................................................................23
Section  10.6     Ownership of Property and Right of Partition...................................................23
Section  10.7     Captions, References...........................................................................23
Section  10.8     Involvement of Members in Certain Proceedings..................................................23
Section  10.9     Interest.......................................................................................23

                                   ARTICLE 11
                                 PUT/CALL OPTION
Section  11.1     Put Options....................................................................................24
Section  11.2     Call Option....................................................................................24
Section  11.3     Closing........................................................................................24


                                   ARTICLE 12
                    TRANSFER OF INTERESTS; OFFER OF INTERESTS
Section  12.1     Transfer of Interests..........................................................................24
Section  12.2     Right of First Refusal.........................................................................24

                                        iii
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                              LIST OF DEFINED TERMS

                                                                                                                   Page No.
                                                                                                                   --------
Act................................................................................................................   1
Additional Capital Contributions...................................................................................   12
Adjusted Capital Account...........................................................................................   14
Adjusted Capital Account Deficit...................................................................................   14
Affiliated Company.................................................................................................   1
Bankruptcy.........................................................................................................   1
Board of Directors.................................................................................................   1
Business Day.......................................................................................................   2
Call Option Notice.................................................................................................   24
Capital Account....................................................................................................   15
Capital Contribution...............................................................................................   2
Ceramica Member....................................................................................................   1
Ceramica Membership Sale Price.....................................................................................   24
Certificate........................................................................................................   4
Code...............................................................................................................   14
Company............................................................................................................   2
Dal-Tile...........................................................................................................   2
Dal-Tile Member....................................................................................................   1
Default Contribution...............................................................................................   12
Depreciation.......................................................................................................   14
Distribution Agreement.............................................................................................   2
Effective Date.....................................................................................................   1
Emilceramica.......................................................................................................   2
Gross Asset Value..................................................................................................   16
Initial Phase......................................................................................................   2
Initiating Member..................................................................................................   24
Interest Income or Expense.........................................................................................   2
Key Senior Officers................................................................................................   2
Losses.............................................................................................................   14
Major Decisions....................................................................................................   7
Manager............................................................................................................   2
Market Value.......................................................................................................   2
Members............................................................................................................   2
Membership Interests...............................................................................................   3
Net Book Value.....................................................................................................   3
Non-Contributing Member............................................................................................   12
Non-Initiating Member..............................................................................................   24
Offer..............................................................................................................   24
Officers...........................................................................................................   9
Operating Budget...................................................................................................   3
Partner Nonrecourse Debt...........................................................................................   14

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Partner Nonrecourse Debt Minimum Gain..............................................................................   14
Partner Nonrecourse Deductions.....................................................................................   14
Partnership Minimum Gain...........................................................................................   14
Person.............................................................................................................   3
Proceeding.........................................................................................................   9
Product............................................................................................................   3
Production Committee...............................................................................................   9
Production Facility................................................................................................   3
Profits............................................................................................................   14
Put Option Notice..................................................................................................   24
Regulations........................................................................................................   15
Regulatory Allocations.............................................................................................   18
Related Agreements.................................................................................................   3
Response Period....................................................................................................   25
Sale Notice........................................................................................................   24
Sharing Ratios.....................................................................................................   3
Supply Agreement...................................................................................................   3
Territory..........................................................................................................   3
Window Period......................................................................................................   24

                      JOINT VENTURE OPERATING AGREEMENT OF
                                 DAL ITALIA LLC

         This Joint Venture Operating Agreement is entered into as of September 14, 2000 (the "EFFECTIVE DATE"), between DAL-TILE I LLC, a Delaware limited liability company, as a Member and the initial Manager (the "DAL-TILE MEMBER"), and EMILAMERICA, INC., a Delaware corporation, as a Member (the "CERAMICA MEMBER").

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "ACT" means the Delaware Limited Liability Company Act, as it may be amended from time to time.

                  "AFFILIATED COMPANY" means any existing company, corporation, partnership or other legal entity, or one which may come into existence in the future, which is controlled by or under common control with one of the Members. For this purpose "control" means direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock.

                  "AGREEMENT" means this Joint Venture Operating Agreement, including its attachments, documents referred to herein and all modifications and alterations thereof if made in writing and duly signed or initialed by authorized officers of the Members.

                  "BANKRUPTCY" means, with respect to a Person, the occurrence of (1) an assignment by the Person for the benefit of creditors; (2) the filing by the Person of a voluntary petition in bankruptcy; (3) the entry of a judgment by any court that the Person is bankrupt or insolvent, or the entry against the Person of an order for relief in any bankruptcy or insolvency proceeding; (4) the filing of a petition or answer by the Person seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (5) the filing by the Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding for reorganization or of a similar nature; (6) the consent or acquiescence of the Person to the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties; or (7) any other event that would cause the Person to cease to be a member of a limited liability company under Section 18-304 of the Act.

                  "BOARD OF DIRECTORS" means the group of persons to be appointed by the Members, whose functions are further specified in Article 4 of this Agreement.

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                  "BUSINESS DAY" means any day other than Saturday, Sunday, or other day on which commercial banks in New York are authorized or required to close under the laws of the State of New York.

                  "CAPITAL CONTRIBUTION" means, with respect to each Member, the amount of cash and the initial Gross Asset Value of any property (net of liabilities assumed by Company resulting from such contribution and liabilities to which the property is subject) contributed to Company by that Member.

                  "COMPANY" means Dal Italia LLC, a Delaware limited liability company.

                  "DAL-TILE" means Dal-Tile Corporation, a Pennsylvania corporation.

                  "DAL-TILE INTERNATIONAL" means Dal-Tile International Inc., a Delaware corporation, and its consolidated subsidiaries.

                  "DISTRIBUTION AGREEMENT" means the Distribution Agreement of even date herewith between Company and Dal-Tile International.

                  "EMILCERAMICA" means Emilceramica S.p.A., an Italian corporation.

                  "INITIAL PHASE" means the initial construction and operation of the Production Facility for a capacity of at least 48,000,000 square feet of Product from at least two kilns.

                  "INTEREST INCOME OR EXPENSE" means, for Interest Income, interest accruing on cash held by the Company, and, for Interest Expense, interest accruing on debt owed by the Company. Interest income or expense will accrue to Company at the end of each month.

                  "KEY SENIOR OFFICERS" means those officers of Company who are from time to time designated as "key senior officers" by the Board of Directors.

                  "MANAGER" means the initial Manager and each Person hereafter designated as a Manager in accordance with this Agreement, until such Person ceases to be a Manager of Company.

                  "MARKET VALUE" means the fair market value of Company to be established by an investment banking or consulting firm of national reputation selected by Ceramica Member from a list of at least three firms proposed by Dal-Tile Member, applying customary business appraisal practices, and assuming for valuation purposes the Company's ownership of brands and intellectual property notwithstanding Dal-Tile's continuing ownership of brands and intellectual property under Sections 4.14 and 4.15.

                  "MEMBERS" means the Dal-Tile Member, Ceramica Member, and each Person hereafter admitted as a Member in accordance with this Agreement, until such Person ceases to be a Member of Company.

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                  "MEMBERSHIP INTERESTS" means all of the rights and interests of whatsoever nature of the Members in Company, including without limitation the right to participate in management to the extent herein expressly provided, to receive distributions of funds, and to receive allocations of income, gain, loss, deduction, and credit.

                  "NET BOOK VALUE" means the value of the Members' equity, as shown on the most recent quarterly financial statement of Company.

                  "OPERATING BUDGET" means the annual budget, prepared by the Manager and approved in writing by the Members, and setting forth the estimated capital and operating expenses of Company for the then current or immediately succeeding calendar year and for each month and each calendar quarter of such calendar year, in such detail as the Members shall require.

                  "PERSON" means an individual or entity.

                  "PRODUCT" means tile of first quality, as manufactured by Emilceramica and made available to Company under the Supply Agreement, or as manufactured at the Production Facility.

                  "PRODUCTION FACILITY" shall mean a manufacturing plant constructed by Company in the Territory for the manufacture of Product, which in its Initial Phase will have the capacity to produce at least 48,000,000 square feet of Product each year from two or more operating kilns and at its completion will have the capacity to produce at least 120,000,000 square feet of Product each year from six or more operating kilns.

                  "RELATED AGREEMENTS" means the Distribution Agreement, the Supply Agreement and all other present and future agreements referred to herein and all agreements contemplated thereby.

                  "SHARING RATIOS" means the percentages in which the Members participate in, and bear, certain Company items. The initial Sharing Ratios of the Members are as follows:

                                            Ceramica Member   20%
                                            Dal-Tile Member   80%

After the Members have elected to construct the Production Facility and Ceramica Member has increased its Capital Contribution to the Company under
Section 6.1, the Sharing Ratios, subject to adjustment under Section 6.2, of the Members shall be as follows:

                                            Ceramica Member   33%
                                            Dal-Tile Member   67%

                  "SUPPLY AGREEMENT" means the Supply Agreement of even date herewith between Company and Emilceramica S.p.A. relating to the furnishing of Product to Company.

                  "TERRITORY" means the United States (including its territories), Canada and Mexico.

                                    ARTICLE 2
                      ORGANIZATIONAL MATTERS; PURPOSE; TERM

         Section 2.1 FORMATION OF COMPANY. Company has been organized as a Delaware limited liability company by filing a certificate of formation (the "CERTIFICATE") under the Act.

         Section 2.2 NAME. The name of Company shall be Dal Italia LLC and all Company business must be conducted in that name or such other name as the Manager and the Board of Directors approve.

         Section 2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE. The registered office and the registered agent of Company in the State of Delaware shall be as specified in the Certificate or as designated by the Manager with the Board of Directors' approval. The principal office of Company shall be at 7834 C.F. Hawn Freeway, P.O. Box 170130, Dallas, Texas 75217, or at such other location as the Manager and the Board of Directors approve.

         Section 2.4 FOREIGN QUALIFICATION. Before Company conducts business in any jurisdiction other than Delaware, the Manager shall cause Company to comply with all requirements necessary to qualify Company as a foreign limited liability company in that jurisdiction. At the request of the Manager, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, or terminate Company as a foreign limited liability company in all jurisdictions in which Company may conduct business.

         Section 2.5 PURPOSE AND SCOPE. The purposes and scope of Company's activities are strictly limited to the import, marketing, sale and manufacture of Product and performing all other activities reasonably necessary or incidental to the furtherance of such purposes.

         Section 2.6 TERM. Company shall commence on the effective date of the Certificate and shall have perpetual existence, unless sooner dissolved as herein provided.

         Section 2.7 NO STATE LAW PARTNERSHIP. Company shall not be a partnership or joint venture under any state or federal law, and no Member or Manager shall be a partner or joint venturer of any other Member or Manager for any purposes, other than under the Code and other applicable tax laws, and this Agreement may not be construed otherwise.

         Section 2.8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF CERAMICA MEMBER. In order to induce Dal-Tile Member to enter into this Agreement and perform hereunder, and without limiting any other representation, covenant or warranty contained herein or in any Related Agreement, Ceramica Member makes the following representations, covenants and warranties to Dal-Tile Member:

                  (a) Ceramica Member is duly organized, validly existing and in good standing under the laws of the State of Delaware and each other jurisdiction in which it is doing business and is authorized to enter into this Agreement and perform its obligations hereunder.

                  (b) Ceramica Member will have the financial ability to make Additional Capital Contributions which are necessary for the construction and, as necessary, the expansion of the Production Facility upon request of the Board of Directors.

         Section 2.9 REPRESENTATIONS, WARRANTIES AND COVENANTS OF DAL-TILE MEMBER. In order to induce Ceramica Member to enter into this Agreement and perform hereunder, and without limiting any other representation, covenant or warranty contained herein or in any Related Agreement, Dal-Tile Member makes the following representations, covenants and warranties to Ceramica Member:

                  (a) Dal-Tile Member is duly organized, validly existing and in good standing under the laws of the State of Delaware and each other jurisdiction in which it is doing business and is authorized to enter into this Agreement and perform its obligations hereunder.

                  (b) Dal-Tile Member will have the financial ability to make Additional Capital Contributions which are necessary for the construction and, as necessary, the expansion of the Production Facility upon request of the Board of Directors.

                                    ARTICLE 3
                      MEMBERSHIP; DISPOSITIONS OF INTERESTS

         Section 3.1 MEMBERS. The initial Members of Company are the Dal-Tile Member and the Ceramica Member, each of which is admitted to Company as a Member as of the date hereof.

         Section  3.2 RESTRICTION ON MEMBERSHIP INTEREST TRANSFER.

                  (a) Except as provided in Section 3.2(b), Article 11, or
Article 12 neither Member shall sell, mortgage, hypothecate, transfer, assign, pledge, create a security interest in or lien on, give, place in a voting or any other type of trust, or otherwise dispose of or encumber its Membership Interest. Any transfer, sale, assignment, pledge, or other disposition or encumbrance of Membership Interests by either Member not made pursuant to this
Article 3 shall be null, void, inefficacious, and not recorded on the books of Company.

                  (b) If either Emilceramica or Dal-Tile shall merge with, consolidate with, or be acquired by any other entity, the direct or indirect transfer of ownership of each Member's Membership Interest to the surviving entity shall be permitted hereunder. Dal-Tile Member may transfer all, but not less than all, of its Membership Interest to one of its Affiliated Companies in connection with an assignment of its rights and obligations hereunder to such Affiliated Company. In the event of such assignment, Dal-Tile Member will inform Ceramica Member thereof without delay. Likewise, Ceramica Member may transfer all, but not less than all, of its Membership Interest to one of its Affiliated Companies in connection with an assignment of its rights and obligations hereunder to such Affiliated Company. In the event of such assignment, Ceramica Member will inform Dal-Tile Member thereof without delay.

         Section 3.3 CREATION OF ADDITIONAL MEMBERSHIP INTERESTS. Additional Membership Interests may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to Company as Members, with the approval of the Manager and the Members, on such terms and conditions as the Manager and the Members may determine at the time of admission. Upon approval of the Members, the Manager may reflect the admission of any new Members or the creation of any new class or group of Member in an amendment to this Agreement which shall be valid if executed only by the Manager.

         Section 3.4 RESIGNATION. Except as otherwise provided herein, a Member may not resign or withdraw from Company without the consent of the other Members.

         Section 3.5 INFORMATION. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the following information under the circumstances and conditions set forth in the Act: (a) true and full information regarding the status of the business and financial condition of Company; (b) promptly after becoming available, a copy of Company's federal, state and local income tax returns for each year; (c) a current list of the name and last known business, residence or mailing address of each Member and Manager; (d) a copy of this Agreement, Company's certificate of formation, and all amendments to such documents; (e) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and (f) other information regarding the affairs of Company to which that Member is entitled pursuant to Section 18-305 of the Act (including all Company books and records).

         Section 3.6 LIABILITY TO THIRD PARTIES. No Member shall be liable for the debts, obligations or liabilities of Company.

                                    ARTICLE 4
                              MANAGEMENT OF COMPANY

         Section  4.1 MANAGEMENT.

                  (a) The daily management of the activities of Company shall be organized and conducted by the Manager, who shall be responsible for the implementation of the decisions adopted by the Board of Directors, as well as for the organization of the day-to-day management affairs of Company. Through Dal-Tile, Dal-Tile Member will provide for Company's administration and operations, including provision for human resources, finance and accounting. With due regard to its function, rights and tasks as set out in this Agreement, the Manager shall carry out the policy decisions of the Board of Directors and shall also have the right and power to appoint and dismiss its subordinates, other than the Key Senior Officers. The Manager shall also exercise all other rights and responsibilities authorized by the Board of Directors. The Manager and the directors and officers of the Company shall serve in such capacities without compensation by the Company;

however, a director or officer of the Company may receive compensation under
Section 4.8 in connection with the Production Facility.

                  (b) No action shall be taken, sum expended, or obligation incurred by the Manager or Company regarding the matters described below (the "MAJOR DECISIONS") unless it has been approved by both Members:

                           (1)      amendment of this Agreement;

                           (2) increase or reduction of the Membership Interests of, or issuance of bonds or debentures by Company, except as otherwise provided herein;

                           (3) transfer or disposal of all or a substantial portion of the assets or business, or any major capital asset, of Company;

                           (4) acquisition, joint venture, merger or consolidation of Company with another company;

                           (5) dissolution or liquidation of Company, except as otherwise provided herein;

                           (6)      construction of the Production Facility; and

                           (7) expansion of the Production Facility above its completed capacity of at least 120,000,000 square feet of Product per year from six or more kilns or construction of any additional manufacturing plant.

                  (c) The Manager shall discharge its duties in a good and proper manner as provided for in this Agreement. The Manager, on behalf of Company, shall in good faith use all reasonable efforts to implement all Major Decisions approved by the Members, enforce agreements entered into by Company, and conduct the ordinary business and affairs of Company in accordance with good industry practice and this Agreement. The Manager shall not be required to devote a particular amount of time to Company's business, but shall devote sufficient time to perform its duties hereunder.

                  (d) On or before July 1, 2001 the Members shall elect whether to construct the Production Facility, in which event, construction of the Production Facility must commence before December 31, 2001. Company shall pay costs to construct the Initial Phase of the Production Facility only out of cash available to Company and Additional Capital Contributions by the Members to Company under Section 6.2. The Production Facility shall be expanded progressively as additional production capacity is required until the Production Facility reaches its completed capacity. Dal-Tile and Emilceramica will cooperate in order to minimize negative impacts on production at Emilceramica's existing plants, while maintaining the most efficient production schedules at the Production Facility. If the Production Facility has production capacity in excess of the requirements of the Company, the Company may upon mutual agreement of its Members regarding conditions and pricing, make such excess capacity available to third parties or affiliates of Dal-Tile and/or Emilceramica. If the Members do not elect by mutual agreement before July 1, 2001 to construct the Production Facility (including the agreement to develop the Production Facility to its completed capacity), either Member may by notice to the other Member, elect to terminate and dissolve Company. If the Members do elect to construct the Production Facility, then each Member shall provide such assistance as Company may require regarding the design, site selection, planning and construction of the Production Facility. Ceramica Member shall provide necessary technical assistance as specified in SCHEDULE 4.1(d).

         Section 4.2 BOARD OF DIRECTORS. Before the agreement in writing by the Members to construct the Production Facility, Company shall have a Board of Directors initially consisting of five Directors, four to be designated by the Dal-Tile Member, and one to be designated by Ceramica Member. After agreement in writing by the Members to construct the Production Facility, Company shall have a Board of Directors consisting of six Directors, four to be designated by Dal-Tile Member and two to be designated by Ceramica Member. A Dal-Tile Member-designated Director shall serve as Chairman of the Board of Directors. Each of the Members shall vote its Membership Interests for the designees of the Member. No increase or decrease in the number of Directors shall be made which results in a variance from the proportionate representation of each of the Members, nor shall any change in such number be made except with the mutual consent of the Members or in accordance with this Agreement. In the event that a vacancy shall develop in the Board of Directors by virtue of the death, resignation or other removal of a Director prior to the end of his term, the Member which designates such Director shall designate a new Director to fill the vacancy.

         Section 4.3 MEETINGS. Meetings of the Board of Directors shall be held at such times and places as the Directors may deem advisable, but in no event less than twice per year. Action may be taken by the Directors by written consent, by telephone conference in lieu of a meeting, or otherwise in accordance with this Agreement.

         Section 4.4 AUTHORITY OF BOARD OF DIRECTORS. Except as otherwise provided in this Agreement, the business affairs of Company, as administered and implemented by Manager, shall be under the direction of the Board of Directors in accordance with the provisions of the Act.

         Section 4.5 BUSINESS PLANS; OPERATING BUDGETS. On an annual basis, Manager shall submit to the Members for discussion by the Members a three-year business plan for the operation of the Company. Company shall operate under annual Operating Budgets which shall be prepared and submitted by the Manager to the Board of Directors for approval. After an annual Operating Budget has been approved, the Manager shall implement it on behalf of Company and may incur the expenditures and obligations therein provided.

         Section  4.6 MEETINGS OF MEMBERS.

                  (a) REGULAR MEETINGS. The Members shall hold annual meetings after the Manager submits an Operating Budget to the Board of Directors for its review, to discuss Company, and to discuss such other matters regarding Company business as the Members may elect.

                  (b) SPECIAL MEETINGS. Special meetings of the Members may be called by the Manager or by the Board of Directors at any time by delivering prior notice thereof to the other Member to discuss such matters regarding Company business as the Members may elect. Such notice shall be delivered at least ten Business Days in advance for consideration of customary business matters and at least two Business Days in advance for emergency matters.

                   (c) PROCEDURE. Each Company meeting shall be held at the principal place of business of Company, unless the Members otherwise agree. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, unless such Person attends the meeting for the purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A Person may vote at such meeting by written proxy executed by that Person and delivered to a Manager or Member. A proxy shall be revocable unless it is stated to be irrevocable. Any action required or permitted to be taken at such meeting may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the Manager and the Members that would be necessary to take the action at a meeting at which all Members were present and voted. Any meeting may take place by means of telephone conference, video conference, or similar communication equipment by means of which all Persons participating therein can hear and speak to each other.

         Section 4.7 OFFICERS. The Board of Directors may designate one or more Persons to be officers of Company ("OFFICERS"), and any officer so designated shall have such title, authorities, and duties as the Manager, with the Board of Directors' approval, may delegate to them. Any Officer may be removed as such, either with or without cause, by the Manager, with the approval of the Board of Directors.

         Section 4.8 COMPENSATION. Except as herein otherwise specifically provided and except for Persons designated by Company for operation of the Production Facility, no compensatory payment shall be made by Company to any Member or any member or employee of such Member for the services to Company.

         Section 4.9 PRODUCTION COMMITTEE. The Members shall establish and each shall designate two (2) representatives to a Production Committee (the "PRODUCTION COMMITTEE"), one of which shall serve as the principal representative and the other of which shall serve as an alternate or additional representative, to become and remain active under the authority of the Board of Directors. The Production Committee shall conduct and deal with all other matters concerning the feasibility, cost and timing of construction of the proposed Production Facility, the purchasing of the required equipment, tools, assembly and transportation means, and shall formulate an organizational plan for Company, to be approved by the Board of Directors, including the necessary technical assistance to be provided by Ceramica Member as specified in SCHEDULE 4.1(d). The related costs and expenditures of the Production Committee are to be borne by Company.

         Section 4.10 TRANSACTIONS WITH AFFILIATES. When any service or activity to be performed on behalf of Company is performed by an Affiliate of a Member, the fee payable for such service or activity shall not exceed the fee which would be payable by Company to an unaffiliated third party of comparable standing providing the same services.

         Section 4.11 INDEMNIFICATION; REIMBURSEMENT OF EXPENSES; INSURANCE. To the fullest extent permitted by the Act: (a) Company shall indemnify from and against any claim, loss, cause or action that Manager is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding ("PROCEEDING"), any appeal therein, or any inquiry or investigation preliminary thereto, solely by reason of the fact that it is or was a Manager and was acting within scope of duties or under the authority of the Members;
(b) Company shall pay or reimburse Manager for expenses incurred by Manager
(1) in advance of the final disposition of a Proceeding to which such Manager was, is or is threatened to be made a party, and (2) in connection with any appearance on behalf of Manager as a witness or other participation in any Proceeding. Company, by adoption of a resolution of the Members, may indemnify and advance expenses to an Officer, employee or agent of Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers under the preceding sentence. The provisions of this Section 4.11 shall not be exclusive of any other right under any law, provision of the Certificate or this Agreement, or otherwise. Notwithstanding the foregoing, this indemnity shall not apply to actions constituting gross negligence, willful misconduct or bad faith, or involving a breach of this Agreement, but shall apply to actions constituting simple negligence. Company may purchase and maintain insurance to protect itself and any Manager, Officer, employee or agent of Company, whether or not Company would have the power to indemnify such Person under this Section 4.11. This indemnification obligation shall be limited to the assets of Company and no Member shall be required to make a Capital Contribution in respect thereof.

         Section 4.12 CONFLICTS OF INTEREST. Subject to the other express provisions of this Agreement and the provisions of the Supply Agreement which are expressly incorporated into this Agreement, each Member, Manager, Officer or Affiliate thereof may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with Company, with no obligation to offer to Company or any other Member, Manager or Officer the right to participate therein or to account therefor. Company may transact business with any Member, Manager, Officer or Affiliate thereof, provided the terms of those transactions are no less favorable than those Company could obtain from unrelated third parties.

         Section 4.13 SELLING AND OPERATIONS. The Company shall obtain Product from Emilceramica under the Supply Agreement. The Company shall distribute and sell Product to customers through Dal-Tile International under the Distribution Agreement.

         Section 4.14 BRANDS. All Product shall be branded by Dal-Tile Member at Dal-Tile Member's sole discretion using Dal-Tile current and future brand names, including but not limited to Daltile(R), American Olean(R) and Home Source(R). During the existence and following the dissolution of Company, Dal-Tile will retain ownership of these brands and all new brands created within Company.

         Section 4.15 INTELLECTUAL PROPERTY. All patents, copyrights, formulae, blueprints and similar intellectual property related to any Designed Product or Identified Product (as those terms are defined in the Supply Agreement), the Production Facility or any other manufacturing plant owned or constructed by Company shall at all times be owned exclusively by Dal-Tile, free of any claim by Ceramica Member or Emilceramica. Following the termination of this Agreement,

(a) Dal-Tile and Dal-Tile Member shall have the right, without any fee or additional cost, to utilize all patents, copyrights, formulae, blueprints and similar intellectual property related to any Other Ceramic Product (as that term is defined in the Supply Agreement) to manufacture and sell products identical or similar to any Other Ceramic Product, and (b) Emilceramica and Ceramica Member shall have the right, without fee or additional cost, to sell Identified Product outside the Territory.

                                    ARTICLE 5
                        FINANCIAL AFFAIRS AND ACCOUNTING

         Section 5.1 RECORDS AND ACCOUNTING. The bookkeeping and cost accounting of Company shall be done by or under the responsibility of Manager in accordance with generally accepted accounting principles consistently applied. Company shall maintain true and accurate business and accounting records of all of its operations in accordance with the principles and practices set forth in this Section 5.1. Each Member, or its duly authorized representatives, shall have the right, at any time, to inspect, copy or audit any or all of the business records and accounts of Company.

         Section 5.2 ACCOUNTING PERIOD. Each quarterly and annual accounting period (or fiscal quarter and fiscal year) of Company shall be the same as the quarterly and annual accounting periods utilized by Dal-Tile; provided, however, that the first annual accounting period or fiscal year of Company shall commence as of the date of formation of Company and end on the last day of the then current fiscal year of Dal-Tile.

         Section 5.3 FINANCIAL STATEMENTS AND AUDITS. Manager shall provide to Members (a) on a monthly basis, an unaudited income statement of the Company, and (b) on a quarterly basis, a reviewed income statement reflecting profits and losses of Company for the preceding quarter, a balance sheet of Company, and a statement of cash flows of Company. The cost of preparing the monthly and quarterly reports will be included in the Dal-Tile SG&A (as defined in the Distribution Agreement). Company's financial statements shall be reviewed quarterly and audited annually by an independent certified public accountant determined by Dal-Tile Member, with copies of such annual audits to be furnished to each Member within ninety (90) days of the close of each fiscal year. Expenses for organizing Company and for the quarterly reviews and annual audits shall be borne and paid by Company. The cost of Dal-Tile International's annual audit shall not be included in the calculation of Dal-Tile SG&A under the Distribution Agreement. Either Member may at any time require an audit of the books and records of the Company, the cost of such audit to be borne and paid by the requesting Member.

         Section 5.4 ACCOUNTING PRINCIPLES. Generally accepted accounting principles in the United States will be applied by Company, as interpreted by Dal-Tile Member.

                                    ARTICLE 6
                              CAPITAL CONTRIBUTIONS

         Section 6.1 INITIAL CAPITAL CONTRIBUTIONS. Immediately after the execution of the Related Agreements, the Members shall make the following Capital Contributions:

                            Ceramica Member USD $200
                            Dal-Tile Member USD $800

If the Members elect to construct the Production Facility, Ceramica Member shall increase its Capital Contribution by contributing to Company an amount sufficient such that Ceramica Member will have increased its interest in the Company to 33% of the Net Book Value of Company after such contribution and without any change in the Capital Contributions of Dal-Tile Member in the Company.

         Section 6.2 ADDITIONAL CAPITAL CONTRIBUTIONS. From time to time as the Board of Directors determines that Company requires additional capital (i) to construct the Production Facility, (ii) to develop the Production Facility to its completed capacity (it being understood and agreed that the cost of the Initial Phase shall be paid entirely out of Capital Contributions and cash available to Company from operations), or (iii) otherwise to carry on its business and implement any Major Decisions, the Members shall make such required capital available to Company through additional Capital Contributions to Company ("ADDITIONAL CAPITAL CONTRIBUTIONS") by the Members in proportion to their respective Sharing Ratios. Additional Capital Contributions shall be required to be paid to Company within thirty (30) days after a notice by Manager that such Additional Capital Contributions are required. A Member's failure to make Additional Capital Contributions shall be subject to the following conditions:

                  (a) BEFORE THE INITIAL PHASE. If the Members have not elected to construct and develop the Production Facility and either Member (a "NON-CONTRIBUTING MEMBER") fails to make any Additional Capital Contribution, then the other Member may, as its sole remedy, elect to make all or part of the Additional Capital Contribution which the Non-Contributing Member failed to timely make (a "DEFAULT CONTRIBUTION"), in which event the Sharing Ratios of the Members automatically shall be adjusted to percentages equal to the proportion of total Capital Contributions of the respective Members after the Default Contribution, without regard to any distributions under Article 7.

                  (b) INITIAL PHASE. If the Members have elected to construct and develop the Production Facility and either Member fails to make any Additional Capital Contribution which the Board of Directors determines is required for the Initial Phase, the Non-Contributing Member shall pay to the other Member a breakup fee of $1,000,000 and the other Member may elect to either (1) terminate and dissolve Company as set forth in Section 9.2, or (2) make a Default Contribution, in which event the Sharing Ratios of the Members automatically shall be adjusted to percentages equal to the proportion of total Capital Contributions of the respective Members after the Default Contribution, without regard to any distributions under Article 7.

                  (c) AFTER THE INITIAL PHASE. If Company has completed the Initial Phase and each Member has made its Additional Capital Contributions therefor, and thereafter either Member fails to make any Additional Capital Contribution, then:

                           (3) FIRST FAILURE. If such failure to make an Additional Capital Contribution is the Non-Contributing Member's first failure, then as its sole remedy the other

         Member may elect to make a Default Contribution, in which event the Sharing Ratios of the Members automatically shall be adjusted to percentages equal to the proportion of total Capital Contributions of the respective Members after the Default Contribution, without regard to any distributions under Article 7; and

                 (4) SUBSEQUENT FAILURE. If such failure to make an Additional Capital Contribution is not the Non-Contributing Member's first failure, then the other Member may either (A) elect to make a Default Contribution, in which event the Sharing Ratios of the Members automatically shall be adjusted to percentages equal to the proportion of total Capital Contributions of the respective Members after the Default Contribution, without regard to any distributions under Article 7, or (B) elect to purchase the entire Membership Interest of such Non-Contributing Member for the fair market value of such Membership Interest (calculated on the basis of the Market Value).

         Section 6.3 RETURN OF CONTRIBUTIONS. Except as expressly provided herein, no Member shall be entitled to (a) the return of any part of its Capital Contributions, (b) any interest in respect of any Capital Contribution, or (c) the fair market value of its Membership Interest in connection with a withdrawal from Company or otherwise. No Member shall be required to contribute or lend any cash or property to Company to enable Company to return any Member's Capital Contributions to Company.


                                   ARTICLE 7
                                 DISTRIBUTIONS

         Section 7.1 DISTRIBUTIONS IN GENERAL. Unless otherwise mutually agreed by the Members, Company shall make no cash distributions until Company has completed construction of the Production Facility, except for distributions in liquidation of Company's assets pursuant to Section 9.2 and distributions to Members for payment of federal income tax liabilities of Members resulting directly from Company's business pursuant to Section 7.2. From time to time after the completion of the Production Facility, the Manager and the Board of Directors shall, on the basis of capital and operating funds required by Company and consistent with agreed financial parameters established by the Members, determine the amount, if any, of cash held by the Company which should be distributed to the Members, such distributions to be made in accordance with Sharing Ratios.

         Section 7.2 TAX DISTRIBUTIONS. Prior to the completion of the Production Facility, Company will make distributions to its Members, in proportion to the Members' respective Sharing Ratios, on request of a Member and to the extent of available cash held by the Company, in an aggregate amount such that the requesting Member shall, to the maximum extent possible, receive a distribution in the amount of the taxable income allocable to such Member under this Agreement for the taxable period to which the request relates, multiplied by the highest marginal United States federal tax rate applicable to such Member (or if such Member is not a taxable entity, to the owner(s) of such Member). Manager shall use best efforts in designating available cash for investment or reinvestment by Company to assure that remaining cash available to Company will be sufficient for such tax distributions to Members; however, Manager may not cause Company to incur any debt or other obligation in its efforts to assure cash availability for such tax distributions.


                                   ARTICLE 8
                CAPITAL ACCOUNTS, ALLOCATIONS, AND TAX MATTERS

         Section 8.1 DEFINITIONS. The following terms shall have the following meanings:

                 (a) "ADJUSTED CAPITAL ACCOUNT" means, with respect to a Member, such Member's Capital Account as of the end of each fiscal year, as the same is specially computed to reflect the adjustments required or permitted to be taken into account in applying Regulations Section 1.704-1(b)(2)(ii)(d) (including adjustments for Company Minimum Gain and Member Nonrecourse Debt Minimum Gain).

                 (b) "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, for each Member, the deficit balance, if any, in that Member's Adjusted Capital Account.

                 (c)  "CAPITAL ACCOUNT" shall have the meaning set forth in
Section 8.2.

                 (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of succeeding law.

                 (e) "DEPRECIATION" means, for each taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for the year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the year or other period, Depreciation will be an amount which bears the same ratio to the beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for the year or other period bears to the beginning adjusted tax basis, provided that if the federal income tax depreciation, amortization, or other cost recovery deduction for the year or other period is zero, Depreciation will be determined with reference to the beginning Gross Asset Value using any reasonable method selected by the Manager and the Board of Directors.

                 (f)  "GROSS ASSET VALUE" has the meaning assigned to it in
Section 8.3.

                 (g) "PARTNER NONRECOURSE DEBT" has the meaning assigned to it in Regulations Sections 1.704-2(b)(4) and 1.752-2.

                 (h) "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning assigned to it in Regulations Section 1.704-2(i)(3).

                 (i) "PARTNER NONRECOURSE DEDUCTIONS" has the meaning assigned to it in Regulations Section 1.704-2(i)(2).

                 (j) "PARTNERSHIP MINIMUM GAIN" has the meaning assigned to it in Regulations Section 1.704-2(d).

                 (k) "PROFITS" and "LOSSES" mean, for each taxable year or other period, an amount equal to Company's taxable income or loss for the year or other period, determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

                      (1) Any income of Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss;

                      (2)  Any expenditures of Company described in Code
         Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

                      (3) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

                      (4) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account Depreciation for the taxable year or other period;

                      (5)  Any items which are specially allocated under
Section 8.4(c)  or 8.4(d) will not affect calculations of Profits or Losses; and

                      (6) If the Gross Asset Value of any Company asset is adjusted under Section 8.3(b) or 8.3(c), the adjustment will be taken into account as gain or loss from disposition of the asset for purposes of computing Profits or Losses.

                 (l) "REGULATIONS" means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provisions of succeeding, similar, substitute proposed or final Regulations.

                 (m) "REGULATORY ALLOCATIONS" has the meaning assigned to it in Section 8.4(d).

         Section 8.2  CAPITAL ACCOUNTS.

                 (a) ESTABLISHMENT AND MAINTENANCE. A separate capital account ("CAPITAL ACCOUNT") will be maintained for each Member. The Capital Account of each Member will be determined and adjusted as follows:

                      (1) Each Member's Capital Account will be credited with the Member's Capital Contributions, the Member's distributive share of Profits, any items in the nature of income or gain that are specially allocated to the Member under Sections 8.4(c) or 8.4(d), and the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member.

                      (2) Each Member's Capital Account will be debited with the amount of cash and the Gross Asset Value of any Company property distributed to the Member under any provision of this Agreement, the Member's distributive share of Losses, any items in the nature of deduction or loss that are specially allocated to the Member under
         Section 8.4(c) or 8.4(d), and the amount of any liabilities of the Member assumed by Company or which are secured by any property contributed by the Member to Company.

                      (3) If any interest in Company is transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                 (b)  MODIFICATIONS BY MANAGER. The provisions of this
Section 8.1 and the other provisions of this Agreement relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the Code and the Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. The Manager may, with the consent of the Board of Directors, modify the manner in which the Capital Accounts are maintained under this Section 8.2 to comply with those provisions, as well as upon the occurrence of events that might otherwise cause this Agreement not to comply with those provisions; however, without the unanimous consent of all Members, the Manager may not make any modification to the way Capital Accounts are maintained if such modification would have the effect of changing the amount of distributions to which any Member would be entitled during the operation, or upon the liquidation, of Company.

         Section 8.3 ADJUSTMENT OF GROSS ASSET VALUE. "GROSS ASSET VALUE", with respect to any asset, is the adjusted basis of that asset for federal income tax purposes, except as follows:

                 (a) The initial Gross Asset Value of any asset contributed (or deemed contributed under Code Sections 704(b) and 752 and the Regulations promulgated thereunder) by a Member to Company shall be the fair market value of the asset on the date of the contribution, as determined by the Manager and the Board of Directors.

                 (b) The Gross Asset Values of all Company assets shall be adjusted to equal the respective fair market values of the assets, as determined by the Manager and the Board of Directors, as of (1) the acquisition of an additional interest in Company by any new or existing Member in exchange for more than a DE MINIMIS capital contribution, (2) the distribution by Company to a Member of more than a DE MINIMIS amount of Company property as consideration for an interest in Company if an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in Company, and (3) the liquidation of Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

                 (c) The Gross Asset Value of any Company asset distributed to any Member will be the gross fair market value of the asset on the date of distribution.

                 (d) The Gross Asset Values of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations SECTION 1.704-1(b)(2)(iv)(m), provided that Gross Asset Values will not be adjusted under this Section 8.3 to the extent that the Manager determines that an adjustment under Section 8.3(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 8.3(d).

                 (e) After the Gross Asset Value of any asset has been determined or adjusted under Section 8.3(a), 8.3(b) or 8.3(d), Gross Asset Value will be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

         Section 8.4  PROFITS, LOSSES AND DISTRIBUTIVE SHARES OF TAX ITEMS.

                 (a) PROFITS. Except as otherwise provided in Sections 8.4(c) and 8.4(d), Profits for any taxable year (other than those arising from the sale, financing, or refinancing of or involving all or substantially all of the assets of Company) shall be allocated to the Members in accordance with their respective Sharing Ratios.

                 (b) LOSSES. Except as otherwise provided in Sections 8.4(c) and 8.4(d), Losses for any taxable year shall be allocated in the following manner:

                      (1) First, to the Members in proportion to their respective Adjusted Capital Account balances, but not in excess of the Adjusted Capital Account balance of each such Member before the allocation provided for in this Section 8.4(b)(1); and

                      (2) thereafter, to the Members with positive Capital Account balances (in proportion to such balances) to the extent further allocations of Losses to a Member under this Section 8.4(b) would cause such Member to have an Adjusted Capital Account Deficit.

                 (c) SPECIAL ALLOCATIONS. The following special allocations will be made in the following order and priority before allocations of Profits and Losses:

                      (1) PARTNERSHIP MINIMUM GAIN CHARGEBACK. If there is a net decrease in Partnership Minimum Gain during any taxable year or other period for which allocations are made, before any other allocation under this Agreement, each Member will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in Partnership Minimum Gain during such year determined in accordance with Regulations Section 1.704-2(g)(2). The items to be allocated will be determined in accordance with Regulations Section 1.704-2(g). This
         Section 8.4(c)(1) is intended to comply with the Partnership Minimum Gain chargeback requirements of the Regulations, will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

                      (2) PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 8.4 (other than Section 8.4(c)(1) which shall be applied first), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain with respect to a Partner Nonrecourse Debt during any taxable year or other period for which allocations are made, any Member with a share of such Partner Nonrecourse Debt Minimum Gain (determined under Regulations Section 1.704-2(i)(5)) as of the beginning of the year will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Member's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain during such year determined in accordance with Regulations Section 1.704-2(g)(2). The items to be so allocated will be determined in accordance with Regulations Section 1.704-2(g). This Section 8.4(c)(2) is intended to comply with the Partner Nonrecourse Debt Minimum Gain chargeback requirements of the Regulations, will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

                      (3)  QUALIFIED INCOME OFFSET.  A Member who
         unexpectedly receives any adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or
         (6) will be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible.

                      (4) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Members in proportion to their respective Sharing Ratios in Company.

                      (5) PARTNER NONRECOURSE DEDUCTIONS. Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which the Partner Nonrecourse Deductions are attributable in accordance with Regulations
         Section 1.704-2(i).

                      (6) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Regulations Section 1.704-1(b)(2(iv)(m).

                 (d)  CURATIVE ALLOCATIONS.  The allocations set forth in
Section 8.4(c) (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may effect results which would be inconsistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Manager is authorized to divide other allocations of Profits, Losses, and other items among the Members, to the extent that they exist, so that the net amount of the Regulatory Allocations and the special allocations to each Member is zero. The Manager will have discretion to accomplish this result in any reasonable manner that is consistent with Code
Section 704 and the related Regulations.

                 (e) TAX ALLOCATIONS--CODE SECTION 704(c). For federal, state and local income tax purposes, Company income, gain, loss, deduction or expense (or any item thereof) for each fiscal year shall be allocated to and among the Members to reflect the allocations made pursuant to the provisions of this Section 8.4 for such fiscal year. In accordance with Code Section 704(c) and the related Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of Company, solely for tax purposes, will be allocated among the Members so as to take account of any variation between the adjusted basis to Company of the property for federal income tax purposes and the initial Gross Asset Value of the property (computed in accordance with Section 8.3). If the Gross Asset Value of any Company asset is adjusted under Section 8.3(b), subsequent allocations of income, gain, loss and deduction with respect to that asset will take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code
Section 704(c) and the related Regulations. Any elections or other decisions relating to allocations under this Section 8.4(e) will be made in any manner that the Manager determines reasonably reflects the purpose and intention of this Agreement. Allocations under this Section 8.4(e) are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses or other items or distributions under any provision of this Agreement.

                 (f)  Members shall be bound by the provisions of this
Section 8.4(f) in reporting their shares of Company income and loss for income tax purposes.

         Section 8.5 TAX RETURNS. The Manager shall cause to be prepared and filed all necessary federal and state income tax returns for Company, including making the elections described in Section 8.6. Each Member shall furnish to the Manager all pertinent information in its possession relating to Company operations that is necessary to enable such income tax returns to be prepared and filed.

         Section 8.6 TAX ELECTIONS. The following elections shall be made on the appropriate returns of Company:

                 (a) to adopt the tax year of Dal-Tile International Inc. as Company's fiscal year;

                 (b) to adopt the accrual method of accounting and to keep Company's books and records on the income-tax method;

                 (c) if there is a distribution of Company property as described in section 734 of the Code or if there is a transfer of a Company interest as described in section 743 of the Code, upon written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties; and

                 (d) to elect to amortize the organizational expenses of Company ratably over a period of 60 months as permitted by section 709(b) of the Code.

No election shall be made by Company or any Member to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state laws.

         Section 8.7 TAX MATTERS MEMBER. The Member serving as Manager shall be the "tax matters partner" of Company pursuant to section 6231(a)(7) of the Code. As tax matters partner, such Member shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6223 of the Code. Such Member shall inform each other Member of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof within ten days after becoming aware thereof and, within such time, shall forward to each other Member copies of all significant written communications it may receive in such capacity. Such Member shall not take any action contemplated by sections 6222 through 6232 of the Code without the consent of the Dal-Tile Member. This provision is not intended to authorize such Member to take any action left to the determination of an individual Member under sections 6222 through 6232 of the Code.

         Section 8.8 ALLOCATIONS ON TRANSFER OF INTERESTS. All items of income, gain, loss, deduction, and credit allocable to any interest in Company that may have been transferred shall be allocated between the transferor and the transferee based upon that portion of the tax year during which each was recognized as owning such interest, without regard to the results of Company operations during any particular portion of such tax year and without regard to whether cash distributions were made to the transferee during such tax year; however, such allocation shall be made in accordance with a method permissible under section 706 of the Code and the Regulations thereunder.


                                   ARTICLE 9
             WITHDRAWAL, DISSOLUTION, LIQUIDATION, AND TERMINATION

         Section 9.1  DISSOLUTION, LIQUIDATION, AND TERMINATION GENERALLY.

                 (a) Company shall be dissolved upon the occurrence of a Bankruptcy with respect to a Member. Notwithstanding the foregoing, if Company is dissolved because an event described in Section 18-801(4) of the Act occurs with respect to a Member, then the other Member may elect to continue Company business within 120 days after actual notice of such event and shall have the option to purchase all (but not less than all) of the Membership Interest of the Member which is subject to a Bankruptcy for the then current fair market value of such Membership Interest, calculated on the basis of the Market Value.

                 (b) Company shall be dissolved upon any termination of any of the Related Agreements which occurs prior to the agreement of Members to construct and develop the Production Facility.

                 (c) If any of the following events or conditions shall occur or exist:

                      (1) the Members have mutually agreed not to construct the Production Facility or, otherwise before July 1, 2001, have not reached an agreement to construct the Production Facility; or

                      (2) Company has not achieved its stated business objectives, within one (1) year from the start of its operations, and the Members, after good faith discussions, agree that there will be no realistic possibility for improvement within the next one (1) year;

then either Member may request the liquidation of the Company in accordance with Section 9.2.

                 (d) if any of the following events or conditions shall occur or exist:

                      (1) a material failure of Ceramica Member to provide such technical assistance as the Board of Directors determines that Company may require regarding design, site selection, planning and construction of the Production Facility, or regarding the planning of processes and techniques for the quality and style of Product to be manufactured at the Production Facility, all as more fully set forth in
         SCHEDULE 4.1(d); or

                      (2) either Member has defaulted under this Agreement or any Related Agreement; or

                      (3) either Member has failed to make any required Additional Capital Contribution,

then the other Member, in addition to any rights under Section 6.2 with respect to a failure to make Additional Capital Contributions but subject to provisions of Section 6.2 providing for the exercise of only a specific remedy in some circumstances, may either request the liquidation of Company in accordance with Section 9.2 or purchase the Membership Interest of such failing or defaulting Member for the amount specified in Section 6.2(c)(2) of this Agreement.

         Section 9.2 LIQUIDATION AND TERMINATION. Upon dissolution of Company, unless it is continued as provided above, the Manager shall act as liquidator or may appoint one or more other Persons as liquidator; however, if Company is dissolved because of an event occurring with respect to the Manager, the liquidator shall be one or more Persons selected in writing by the other Member. The liquidator shall proceed diligently to wind up the affairs of Company and make final distributions as provided herein. The costs of liquidation shall be a Company expense. Until final distribution, the liquidator shall continue to operate Company properties with all of the power and authority of the Manager hereunder. The steps to be accomplished by the liquidator are as follows:

                 (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a firm of certified public accountants acceptable to the Dal-Tile Member of Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable;

                 (b) the liquidator shall pay all of the debts and liabilities of Company or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

                 (c) all remaining assets of Company shall be distributed to the Members as follows:

                      (1) the liquidator may sell any or all Company property and the sum of (A) any resulting gain or loss from each sale plus (B) the fair market value of such property that has not been sold shall be determined and income, gain, loss, and deduction inherent in such property (that has not been reflected in the Capital Accounts previously) shall be allocated among the Members to the extent possible to cause the Capital Account balance of each Member to equal the amount distributable to such Member under Section 9.2(c)(2); and

                      (2) Company property shall be distributed to the Members in accordance with their respective Sharing Ratios.

         Section 9.3 DEFICIT CAPITAL ACCOUNTS. No Member shall be required to pay to Company, to any other Member or to any third party any deficit balance that may exist from time to time in the Member's capital account.

         Section 9.4 CANCELLATION OF CERTIFICATE. On completion of the distribution of Company assets, the Member (or such other person as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to
Section 2.4, and take such other actions as may be necessary to terminate the existence of Company.


                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

         Section 10.1 NOTICES. All notices provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given or served by (a) depositing the same in the United States mail, addressed to the party to be notified, postpaid and certified with return receipt requested,
(b) by depositing the same with Federal Express, DHL, or another established overnight (or for international deliveries, second-day) delivery, addressed to the party to be notified, (c) by delivering such notice in person to such party, or (d) by prepaid telegram or telecopy. All notices are to be sent to or made at the addresses set forth on the signature pages hereto. All notices given in accordance with this Agreement shall be effective upon delivery at the address of the addressee. By giving written notice thereof, each Member shall have the right from time to time to change its address pursuant hereto.

         Section 10.2 GOVERNING LAW. This Agreement and the obligations of the Members hereunder shall be construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle that might refer such construction to the laws of another state or country. Each Member submits to the jurisdiction of the state and federal courts in the State of Delaware.

         Section 10.3 ENTIRETIES; AMENDMENTS. This Agreement and its exhibits constitute the entire agreement between the Members relative to the formation of Company. Except as otherwise provided herein, no amendments to this Agreement shall be binding upon any Member unless set forth in a document duly executed by such Member.

         Section 10.4 WAIVER. No consent or waiver, express or implied, by any Member of any breach or default by any other Member in the performance by the other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligation hereunder. Failure on the part of any Member to complain of any act or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver of rights hereunder.

         Section 10.5 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstances shall be invalid or unenforceable to any extent, and such invalidity or unenforceability does not destroy the basis of the bargain between the parties, then the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 10.6 OWNERSHIP OF PROPERTY AND RIGHT OF PARTITION. A Member's interest in Company shall be personal property for all purposes. No Member shall have any right to partition the property owned by Company.

         Section 10.7 CAPTIONS, REFERENCES. Pronouns of any gender, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate. Article and section headings are for convenience of reference and shall not affect the construction or interpretation of this Agreement. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Whenever the word "including" is used herein, it shall be construed to mean including without limitation. Any reference to a particular "Article" or a "Section" shall be construed as referring to the indicated article or section of this Agreement unless the context indicates to the contrary.

         Section 10.8 INVOLVEMENT OF MEMBERS IN CERTAIN PROCEEDINGS. Should any Member become involved in legal proceedings unrelated to Company's business in which Company is required to provide books, records, an accounting, or other information, then such Member shall indemnify Company from all expenses incurred in conjunction therewith.

         Section 10.9 INTEREST. No amount charged as interest on loans hereunder shall exceed the maximum rate from time to time allowed by applicable law.


                                  ARTICLE 11
                               PUT/CALL OPTION

         Section 11.1 PUT OPTIONS. (a) During the three-year period commencing three years after production begins at the Production Facility (the "WINDOW PERIOD"), upon written request by Ceramica Member to Dal-Tile Member (a "PUT OPTION NOTICE"), Dal-Tile Member (or its designee) shall purchase the Membership Interest of Ceramica Member for an amount equal to the Market Value of Company multiplied by the Sharing Ratio of Ceramica Member, without any discount relating to Ceramica's minority interest in Company (the "CERAMICA MEMBERSHIP SALE PRICE").

                      (b) At any time during which Ceramica Member reasonably determines that Company is suffering material losses solely as a result of Dal-Tile International's gross negligence in the operation and administration of the Distribution Agreement, and after a Put Option Notice, Dal-Tile Member (or its designee) shall purchase the Membership Interest of Ceramica Member for the Ceramica Membership Sale Price.

         Section 11.2 CALL OPTION. During the Window Period, upon written request by Dal-Tile Member (the "CALL OPTION NOTICE"), Ceramica Member shall sell its Membership Interest to Dal-Tile Member (or its designee) for the Ceramica Membership Sale Price.

         Section 11.3 CLOSING. The purchase and sale of the Ceramica Member's Membership Interest under this Article 11 shall be completed on a date designated by Dal-Tile Member within ninety (90) days after the Put Option Notice or the Call Option Notice, as the case may be. Ceramica Member shall execute such documents of assignment and transfer, amendments of this Agreement and other documentation as Dal-Tile Member shall require for the consummation of such purchase and sale and Dal-Tile Member shall pay to Ceramica Member the Ceramica Membership Sale Price. Each Member shall bear and pay its own expenses, including legal fees, related to such sale and purchase.


                                  ARTICLE 12
                   TRANSFER OF INTERESTS; OFFER OF INTERESTS

         Section 12.1 TRANSFER OF INTERESTS. Until the expiration of the Window Period, neither of the Members shall sell, transfer, assign, pledge or hypothecate its Membership Interest in

Company without the prior written consent of the other Member, such consent not to be unreasonably withheld.

         Section 12.2 RIGHT OF FIRST REFUSAL.

                 (a) If after the expiration of the Window Period either Member receives from an unaffiliated purchaser a bona fide written cash offer for the purchase of such Member's Membership Interest on terms which such Member desires to accept (such bona fide offer being called an "OFFER"), the Member desiring to accept such Offer (the "INITIATING MEMBER") shall provide notice of the term of such Offer (a "SALE NOTICE") to the other Member (the "NON-INITIATING MEMBER"). The Non-Initiating Member shall have thirty (30) days from the date of the Sale Notice (the "RESPONSE PERIOD") to provide notice to the Initiating Member of its willingness or unwillingness to purchase the Initiating Member's Membership Interest on the terms of the Offer; failure to deliver such notice shall constitute an election to allow the Initiating Member to sell its Membership Interest on the terms of the Offer. If the Non-Initiating Member elects to accept the Offer, it shall enter into an agreement with Initiating Member on the same terms as the Offer, including any remedies for default or non-performance. If the Non-Initiating Member elects not to accept the Offer, then the Initiating Member may sell its Membership Interest on the terms of the Offer to the Person making the Offer. If the terms of the Offer are modified in any respect, the Initiating Member shall have no right to sell its Membership Interest under this Section 12.2 without offering such modified terms to Non-Initiating Member in a new Sale Notice subject to Non-Initiating Member's rights hereunder.

                 (b) If Dal-Tile Member is the Initiating Member and Ceramica Member refuses to purchase Dal-Tile Member's Membership Interest on the terms of the Offer, then Dal-Tile Member may require Ceramica Member to sell its Membership Interest in the Company in conjunction with Dal-Tile Member's sale of its Membership Interest in a sale of the Company for a selling price proportionate to the selling price of Dal-Tile Member's Membership Interest under the Offer.

                 (c) If Dal-Tile Member is the Initiating Member, and Ceramica Member so requests, Dal-Tile Member shall seek to include a sale of Ceramica Member's Membership Interest in the sale of Dal-Tile Member's Membership Interest but shall have no liability or obligation for its failure to do so.

                 (d) In the event of the sale of any Membership Interest to a third party, such third party shall be admitted as a Member of Company on the same terms as those of the selling Member, and as a condition to such sale and transfer any newly-admitted Member shall execute an amendment and restatement of this Agreement on the same terms as this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         Executed effective as of the date above written.


MEMBERS:                              EMILAMERICA, INC., a Delaware corporation


                                      By:
                                         --------------------------------------

                                      Name:
                                           ------------------------------------

                                      Title:
                                            -----------------------------------

                                      Address:  7942-J Angus Court
                                                Springfield, VA  22153
                                      Taxpayer Identification
                                      Number:  541977370


                                      DAL-TILE I LLC, a Delaware limited
                                      liability company
                                      By:  Dal-Tile  Corporation, a Pennsylvania
                                           corporation, its sole Member


                                      By:
                                         --------------------------------------
                                         Jacques R. Sardas, President
                               Address:  Dal-Tile International Inc.
                                         7834 C.F. Hawn Freeway
                                         P.O. Box 170130
                                         Dallas, Texas  75217
                               Taxpayer Identification
                               Number:
                                      -----------------------------------------

                               SCHEDULE 4.1(d)

                             TECHNICAL ASSISTANCE


Technical Assistance shall include but not be limited to providing information, recommendations, suggestions, written reports and assistance in the following areas to assure high quality, design and style of Product and efficient processes and manufacturing techniques in the Production Facility:

Production Facility: design, plant layout, manufacturing techniques and technologies, equipment selection, staffing requirements, schedule of operation and computer information systems.

Body Development: body raw materials, body formulas, ceramic stains and stain suppliers, color control, particle size control and identification of other important process and control parameters.

Product Development: surface textures, glazes, stains, soluble salts, body powders (double loading), graphic designs, silkscreen/silicon, order of application, paste media, additives and raw material.

Product Transfer: all necessary information, samples and assistance to successfully transfer existing Product to the Production Facility.

Production Facility Start-up and Operation: including a written report to Manager following quarterly plant inspections/audit of operation. The Production Facility should be compared to industry best practices, most efficient processes and latest available technology for continuous improvement.

Process Development: making available to Company for Company's use the latest state-of-the-art technology, patents, copyrights, and process development available to Emilceramica, unless Emilceramica is legally or contractually prohibited from making such processes available to Company.

New Products:  Latest industry trends, style, design and colors.



                              Schedule 4.1(d) - 1